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                                                                    EXHIBIT 10.1


                            SHARE PURCHASE AGREEMENT
                            ------------------------

      THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of May 20, 2008, between Mobile Nation, Inc., a Nevada corporation (the "COMPANY"), and MONGSOURCE USA, LLC, an Arizona limited liability company (the "PURCHASER").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, Company desires to sell to Purchaser, and Purchaser desires to buy from Company, 19,426,500 shares (the "SHARES") of Company's common stock, par value $0.001 per share (the "COMMON STOCK"), representing approximately 97.13% of Company's issued and outstanding Common Stock.

      NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, Company and Purchaser agree as follows:

1.    SUBSCRIPTION FOR AND PURCHASE OF SHARES

      1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, Purchaser hereby subscribes for and agrees to purchase, and Company hereby agrees to sell, assign, transfer and deliver to Purchaser, the Shares for an aggregate consideration of $200,000.00 (the "PURCHASE PRICE"). Concurrently with the execution of this Agreement by both parties and upon delivery of the Agreement to Purchaser, (i) Purchaser shall deliver to the Company the sum of One Hundred Thousand Dollars ($100,000) as a non-refundable earnest money deposit (the "DEPOSIT"), which shall be fully applied to the Purchase Price at the Closing (as defined below), and (ii) Company shall deposit with the Escrow Agent (as defined below) the certificates representing the Shares and the Purchaser shall deposit with the Escrow Agent (as defined below) the sum of One-Hundred Thousand Dollars ($100,000) (the "ESCROW AMOUNT"), which will be held in escrow and used to pay the remaining portion of the Purchase Price at the Closing in accordance with the joint instructions delivered to the Escrow Agent (as defined below) under Section 1.4 hereof.

      1.2 Escrow. In connection with this Agreement, the parties hereby appoint Stubbs Alderton & Markiles, LLP, as escrow agent (the "ESCROW AGENT") to receive and hold in escrow the Escrow Amount and Shares (as defined herein). The Escrow Amount and the Shares shall be held in escrow and released at the Closing as provided herein.

      1.3 Closing Date. The closing of the transactions contemplated hereby shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor, Sherman Oaks, California 91403, at 10:00 a.m. PDT, on July 31, 2008, or at such other location, date and time, as may be agreed upon between Purchaser and Company, or by facsimile or other electronic means (such closing being called the "CLOSING" and such date and time being called the CLOSING DATE).

      1.4 Deliveries. At the Closing, in addition to delivery of this Agreement and other agreements and documents to be delivered by the Company under the terms hereby, the Escrow Agent shall deliver to the Purchaser the certificates representing the Shares. Additionally, at the Closing, the parties will jointly instruct the Escrow Agent in writing to deliver the Escrow Amount to the Company, by wire transfer of immediately available funds to an account designated by Company in writing, and the Company shall retain the Deposit.

      1.5 Restricted Securities. Purchaser understands that the certificate or certificates representing the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), and state

                                                   Initial_____     Initial_____

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securities laws only in certain limited circumstances. In this connection,
Investor represents that Investor is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Purchaser is aware that an investment in securities of a closely held corporation such as the Company has a limited market for its securities and may require Purchaser's capital to be invested for an indefinite period of time, possibly without return. Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the entire purchase price paid for the Securities.

      1.6 Legend. (a) The certificate or certificates representing the Shares shall bear a legend restricting transfer under the Securities Act of 1933, as amended (the "SECURITIES ACT") and acknowledging the restrictions on transfer set forth herein, such legend shall be substantially in the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) THE HOLDER SHALL DELIVER TO COMPANY AN OPINION OF ITS COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO COMPANY AND REASONABLY CONCURRED IN BY COMPANY'S COUNSEL, THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

2.    REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company, its officers and its directors represent and warrant to Purchaser that:

      2.1 Organization. Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, prospects, operations or conditions (financial or otherwise) of Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE Effect").

      2.2 Authorization. Company has taken all corporate action necessary for the authorization, execution, delivery and performance of this Agreement and the authorization, sale, issuance and delivery of the Shares. This Agreement constitutes the legal, valid, and binding obligation of Company enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors' rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification contained herein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

      2.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of, Company's Amended and Restated Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets.

                                                   Initial_____     Initial_____

      2.4 Capitalization. (a) The authorized capital stock of Company consists solely of (i) 20,000,000 shares of Common Stock, of which 573,500 shares are issued and outstanding, and (ii) 10,000 shares of preferred stock, par value $40.00 per share, none of which are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights. The Shares, when issued at the Closing, will be duly authorized, validly issued, fully paid and nonassessable.

            (b) Company has not issued or granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Company's capital stock, any other commitments or agreements providing for the issuance of additional shares of Company's capital stock, the sale of treasury shares or for the repurchase or redemption of shares of Company's capital stock or any obligations arising from canceled stock of Company. There are no agreements of any kind which may obligate Company to issue, purchase, register for sale or re-sale, redeem or otherwise acquire any of its securities or interests. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Company. There are no outstanding securities of Company, or contracts binding on Company relating to such securities, that give to their holders anti-dilution protections or similar rights. The issuance of the Shares will not give any other holder of Company's securities the right to receive as a result of such issuance any additional securities or property or change any material rights enjoyed with respect to such securities.

            (c) There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares.

            (d) Company is an authorized representative of approximately 760 persons who own 573,500 shares of Common Stock, zero options and zero warrants. The Company pursuant to the company's by-laws represents majority control and is authorized to instruct the Company's transfer agent to issue the addition shares of common stock as contemplated in this Agreement.

      2.5 Compliance With Securities Laws. Subject to and in reliance on the truth and accuracy of Purchaser's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares is exempt from the registration requirements of the Securities Act and any applicable state securities laws and neither Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. All outstanding shares of the Company's capital stock were offered, sold and issued in compliance with all federal and applicable state securities laws requirements.

      2.6 SEC Documents. Company has timely filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since December 31, 2000 (the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later document filed with the SEC and made publicly available prior to the date of this Agreement, none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company's financial statements included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and

                                                   Initial_____     Initial_____
regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operation and cashflows for the periods then ending in accordance with GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as disclosed in financial statements included in the SEC Documents, neither Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Company and its consolidated subsidiaries or in the notes thereto and which would reasonably be expected to have a Material Adverse Effect.

      2.7 Absence of Certain Changes or Events. Since the date of Company's Quarterly Report on Form 10-QSB filed on February 12, 2008, which contains unaudited financial statements of Company prepared in accordance with the requirements of Form 10-QSB, (a) Company has conducted its business in the ordinary course and (b) there has not been any action taken and there has not been any event that would require Company to amend or supplement any of the SEC Documents or to file a Current Report on Form 8-K. Schedule 2.7 sets forth (i) the aggregate accounts payable, liabilities and other obligations of Company expected to be accrued through May 15, 2008, and (ii) the aggregate accounts payable, liabilities and other obligations of Company not expected to be accrued through the Closing but known to Company (including to any director, officer or employee of Company) (collectively, the "RESERVED AMOUNTS"). Schedule 2.7, and the Reserved Amounts reflected therein, shall be updated on and as of the Closing Date by mutual agreement of the parties. Accounts payable, liabilities and all other obligations of the Company shall be zero as of the Closing date. The Purchase Price shall be used to pay the Reserved Amounts.

      2.8 Governmental and Like Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC, the Over-the-Counter Bulletin Board or under applicable state securities laws.

      2.9 Litigation. Except as disclosed in the SEC Documents, there is no suit, action, or proceeding pending or affecting Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to (a) have a Material Adverse Effect, (b) impair Company's ability to perform its obligations under this Agreement or (c) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen in the future have, any such effect.

      2.10 Other Representations and Warranties. (a) All information relating to or concerning the Company set forth in the LOI or provided to MongSource USA LLC in writing or orally by senior management or counsel to MongSource USA LLC in connection with the transactions contemplated hereby is true and correct in all material respects. No event or circumstance known to the Company has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which has not been disclosed.

            (b) The minute books of the Company are maintained by the Company and contain accurate summary records of all meetings and written consents to action of the Company's stockholders, the Board of Directors and all committees, if any, appointed by the Board. The Company is SOX compliant and current with all SEC filings and audit reports accurately and completely reflect all material information purported to be shown therein in all material respects.

                                                   Initial_____     Initial_____

            (c) The insider position constituting 470,000 shares shall not sell or otherwise transfer their shares without the written consent of the Purchaser for a period of 12 months. The Purchaser shall receive a lock-up from the insiders prior to Closing.

            (d) The current insiders shall provide assistance at request of the Purchaser with the filing of a 15c211 at the Purchasers sole expense. The Purchaser understands that the review by the NASD of the business and financial statements of MongSource USA LLC will either expedite or delay a listing on the OTC Bulletin Board or equivalent exchange.

            (e) The Company shall have filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months.

            (f) The Company shall operate its business, if any, prior to the Closing of the Stock Purchase in the normal and ordinary course consistent with past practices. Upon Closing of the transactions contemplated herein, the directors will appoint new directors selected by the Purchasers and the former directors and officers will resign.

            (g) The Company (nor any of its principal stockholders (5% or more) or directors or executive officers): (a) has never been party to any adverse action brought by the Securities and Exchange Commission or any similar state agency; (b) any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or (c) filed bankruptcy proceedings within the past five years.

            (h) Except as disclosed on Schedule 2.7, neither the Company nor any of its subsidiaries (i) has any outstanding indebtedness, liabilities or obligations whatsoever, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.]

            (i) All disclosure provided to Purchaser regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including without limitation any schedules or exhibits to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Company as follows:

      3.1 Organization. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Arizona, with all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted.

      3.2 Authority. Purchaser has taken all actions necessary for the authorization, execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors' rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification contained herein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

                                                   Initial_____     Initial_____

      3.3 Investment. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares have not been registered under the Securities Act and are being issued pursuant to an exemption from the registration requirements of the Securities Act.

      3.4 Accredited Investor Status. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and is
(a) fully capable of evaluating the risks and merits associated with the execution of this Agreement and the purchase of the Share Purchase Shares, without qualification and (b) able to bear the economic risk of its investment in the Share Purchase Shares, hold the Share Purchase Shares for an indefinite period of time and afford a complete loss of its investment.

      3.5 Restricted Securities. Purchaser understands that the Shares are restricted securities under the Securities Act as outlined in Section 1.5 of this agreement.

      3.6 Purchaser acknowledges that the Company will be using the proceeds of the sale of these shares to pay off all liabilities incurred prior to the Closing.

      3.7 The Purchaser (nor any of its principal stockholders (5% or more) or directors or executive officers): (a) has never been party to any adverse action brought by the Securities and Exchange Commission or any similar state agency;
(b) any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or (c) filed bankruptcy proceedings within the past five years.

4.    CONDITIONS PRECEDENT TO CLOSING

      4.1 Conditions to Obligations of Purchaser. Purchaser's obligation to purchase the Shares pursuant to this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

            (a) Representations and Warranties; Covenants. The representations and warranties of Company under Section 2 of this Agreement shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date, and the Company's President shall have certified to such effect to Purchaser in writing.

            (b) No Order Pending. There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

            (c) Delivery of Stock Certificates. Company or Escrow Agent shall have delivered a stock certificate or stock certificates representing the Shares.

            (d) Agreements, Conditions and Covenants. Company shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

            (e) Other Closing Conditions. The following closing conditions must also have been satisfied, or otherwise waived by Purchaser:

                                                   Initial_____     Initial_____

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                  (i)   Company shall have obtained and delivered to Purchaser a
resolution of its Board of Directors approving (A) the transactions contemplated hereby (including, without limitation, the issuance of the Shares), (B) execution and performance of this Agreement, (C) the appointment of a new Board of Directors, (D) resignation of Company's current directors, and (E) Letter of Good Standing;

                  (ii) Company shall have no liabilities exceeding its remaining cash;

                  (iii) Company shall have no outstanding unresolved SEC issues;

                  (iv)  Company shall have no operating business;

                  (v) Company shall have obtained the resignation of its Board of Directors, effective as of the Closing Date, and shall have appointed a new Board of Directors [and a new officer], effective as of the Closing Date, as directed by Purchaser prior to the Closing;

                  (vi) Company shall have had no disagreements with its independent auditors or legal counsel;

                  (vii) at least ten (10) days prior to the Closing Date, Company, at the Purchasers expense and with the assistance of the Purchasers SEC attorney shall have filed an information statement under Rule 14(f)(1) of the Securities and Exchange Act of 1934, as amended, disclosing the change of control of Company contemplated by the transactions herein;

                  (viii) Company shall have used all existing cash and stock purchase proceeds hereunder to pay its debtors; and

                  (viv) Company shall have no liens, security interests, encumbrances or other obligations on or in respect of any of its property or assets and shall cause all existing UCC financial statements to have been terminated.

      4.2 Conditions to Obligations of Company. Company's obligation to sell and transfer the Shares pursuant to this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Purchaser under Section 3 of this Agreement shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

            (b) No Order Pending. There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

            (c) Agreements, Conditions and Covenants. Purchaser shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be formed or complied with by it on or before the Closing Date.

5.    COVENANTS

      5.1 The parties will use their reasonable best efforts to complete the transactions contemplated hereby no later than July 31, 2008. At Closing, the parties will deliver such documentation as may be reasonably requested by the other party's counsel to effect the transactions contemplated herein.

                                                   Initial_____     Initial_____

      5.2 The directors of Company prior to the Closing will compromise and settle all amounts of any kind due and owing to them by Company for any reason whatsoever, without qualification, through and including the Closing Date, and Company's President shall have certified to such effect, and shall have provided written evidence thereof, to Purchaser in writing.

      5.3 Until the earlier of the termination hereof, the Closing, or the mutual written agreement of the parties, the parties agree as follows:

            (a) Company shall operate its business, if any, prior to the Closing in the normal and ordinary course consistent with past practices, and hereby agrees to take all necessary steps to ensure that Company does not incur any liabilities.

            (b) Each party shall keep confidential any information obtained in connection with the transactions contemplated herein, unless such information has been rightfully obtained from a third party or is generally available to the public. In the event that public disclosure is required to be made by any regulation or law, or by any regulatory filing in connection with the transactions contemplated herein, such disclosure shall be agreed by all parties, including, without limitation, approval as to form and content.

            (c) Company shall provide Purchaser and its representatives with access to financial and other information relating to Company as may be reasonably necessary in order for Purchaser to make informed decisions as to the viability of the business arrangements contemplated herein.

            (d)   (i)   Between the date hereof and 11:59 p.m. (Pacific Daylight
Time) on July 31, 2008, or such earlier time and date as Purchaser and Company mutually agree in writing to discontinue discussions regarding the transactions contemplated hereby (the "EXPIRATION DATE"), neither Company nor any of its officers, directors, employees, agents, advisors or controlled affiliates will take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions and/or negotiations with, any corporation, partnership, person or other entity or group (an "ENTITY") (other than discussions with Purchaser) regarding any acquisition of Company, any merger or consolidation or any similar transaction with or involving Company, or any acquisition of any material portion of the stock or assets of Company (each, a "COMPETING TRANSACTION"). Company agrees that any such negotiations (other than negotiations with Purchaser) in progress as of the date hereof will be terminated or suspended during such period.

6.    TERMINATION; ESCROW

      6.1   Termination. This Agreement may be terminated only as follows:

            (a)   at any time by mutual agreement of Company and Purchaser; or

            (b) by Purchaser, by providing written notice to Company at any time (i) after the Expiration Date, if the Closing shall not have occurred on or before that date, so long as Purchaser is not then in material breach of its obligations hereunder, or (ii) if Company shall have materially breached its obligations under this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof, or (iii) if, on or before the Expiration Date, Company shall have communicated to Purchaser (whether in writing or otherwise) its intention to pursue a Competing Transaction; or

                                                   Initial_____     Initial_____

            (c) by Company, by providing written notice to Purchaser (i) after the Expiration Date, if the Closing shall not have occurred on or before that date, so long as Company is not then in material breach of its obligations hereunder, or (ii) if Purchaser shall have materially breached its obligations under this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof, or (iii) at any time on or before the. Expiration Date, by providing written notice to Purchaser of its intention to pursue a Competing Transaction.

      6.2   Effect of Termination.

            (a) In the event of termination of this Agreement by either Company or Purchaser as provided in Section 6.1, this Agreement will forthwith become null and void and there will be no liability or obligations on the part of Company, on the one hand, or Purchaser, on the other hand, or any of their respective affiliates, officers, directors or shareholders, except (i) with respect to the provisions of this Section 6.2, as applicable, and (ii) that no such termination will relieve any party from liability for any breach of their respective representations, warranties, covenants and other obligations hereunder prior to the date of termination.

            (b) If this Agreement is terminated mutually by the parties pursuant to Section 6.1(a), by Purchaser pursuant to Sections 6.1(b)(i) or 6.1(b)(ii), or by Company pursuant to Section 6.1(c)(i), then, without limitation of either party's rights and remedies hereunder or otherwise, Purchaser shall be entitled to a full refund of the Escrow Amount held in the Escrow Account, and the Escrow Agent shall return the Escrow Amount. In such event, Purchaser shall notify the Escrow Agent in writing and the Escrow Agent will return the Escrow Amount as soon as practicable. The Escrow Agent shall return the Escrow Amount to Purchaser regardless of any dispute or written instrument from Company. The Company shall be entitled to the return of certificate(s) held in the Escrow Account. In such event, Company shall notify the Escrow Agent in writing and the Escrow Agent will return the Escrowed Certificate(s) as soon as practicable. The Escrow Agent shall return the Escrowed Certificate(s) to Company regardless of any dispute or written instrument from Purchaser.

            (c)   If this Agreement is terminated by Purchaser pursuant to
Section 6.1(b)(iii), or by Company pursuant to Section 6.1(c)(iii), then, as Purchaser's sole and exclusive remedy and as liquidated damages, Purchaser shall be entitled to a full refund of the Deposit, and Company will pay to Purchaser a termination fee equal to Twenty-Five Thousand Dollars ($25,000.00) (the "TERMINATION FEE"). In such event, Purchaser shall notify the Escrow Agent in writing and the Escrow Agent will return the Escrow Amount as soon as practicable and the Company shall return the Deposit. The Escrow Agent shall return the Escrow Amount to Purchaser regardless of any dispute or written instrument from Company. Company shall pay the Termination Fee to Purchaser in cash or by wire transfer of immediately available funds within five (5) days following the date notice of termination is delivered to Purchaser.

7.    MISCELLANEOUS

      7.1 Indemnification. Company agrees to indemnify and hold harmless Purchaser, its officers, directors and affiliates and anyone acting on their behalf from and against all damages, losses, costs and expenses (including reasonable attorney's fees) which they may incur by reason of: (a) Company's failure to fulfill any of the terms or conditions of this Agreement, or (b) Company's breach of any representation or warranty made by Company herein, or in any document provided by Company to Purchaser, or (c) enforcing Company's indemnification obligations under this Section 7.1.

      7.2   Escrow Agent; Waiver of Conflict.

                                                   Initial_____     Initial_____

            (a) The parties and each of them, jointly and severally, hereby acknowledge and agree to indemnify and hold harmless Escrow Agent, its members, partners, officers, directors, employees and anyone acting on its or their behalf (and each of them) (collectively, the "Indemnified Parties"), from and against all damages, liabilities, judgments, obligations, losses, costs and expenses whatsoever (including without limitation, attorney's fees and costs and allocated costs of internal counsel) (collectively, "Losses") suffered or incurred (or may be suffered or incurred) by the Indemnified Parties or any of them arising out of or in connection with: (i) this Agreement or the transactions contemplated hereunder; (ii) any actions or inactions of the Indemnified Parties in following any instructions hereunder; (iii) instituting or defending any action, suit or legal proceeding in connection with this Agreement; (iv) the failure of Purchaser or Company to fulfill any of the terms or conditions of this Agreement, or (v) the breach by Purchaser or Company of any representation or warranties made by Purchaser or Company herein, respectively, or in any document provided by Purchaser or Company; provided, however, the Escrow Agent shall not be entitled to indemnification hereunder to the extent Losses are suffered or incurred as a direct result of the knowing willful misconduct of the Escrow Agent. The indemnity and indemnification obligations set forth herein shall survive any termination of this Agreement. In the event of a dispute involving the escrow instructions or the consideration to be delivered in escrow, the escrow agent is authorized to implead consideration received in the courts located in Los Angeles, California upon ten days written notice, and be relieved of any further escrow duties thereupon. Any and all costs of attorney's fees and legal actions of escrow agent for any dispute resolution or impleader action shall be paid in equal shares by the parties to this Agreement.

            (b) The parties acknowledge that the Escrow Agent is currently serving as outside corporate counsel to Purchaser, including, without limitation, in connection with the transactions contemplated herein. Company hereby further acknowledges that Escrow Agent does not represent Company in connection with the transactions contemplated herein or in the Agreement, and Escrow Agent shall owe no duties to Company, except such duties, if any, as specified in Section 6.2(b) hereof that may be required in its express capacity as the escrow agent hereunder. Each of Company and Purchaser further acknowledge and agree and consent to Escrow Agent's representation of Purchaser hereunder, and hereby expressly waive any conflict of interest arising from or related to representation, if any. If any dispute or controversy arises between Company, on the one hand, and Purchaser, on the other hand, then each of Company and Purchaser agrees that Escrow Agent may represent Purchaser in any such dispute or controversy to the extent permitted by the California Rules of Professional Conduct.

            (c) The parties expressly agree and acknowledge that the Escrow Agent is a third party beneficiary under this Agreement and may enforce its rights hereunder as if the Escrow Agent were a party to and a signatory of this Agreement.

            (d) Escrow Agent may act upon any written notice, certificate, instrument, request, waiver, consent, paper, or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed, or presented by the proper person or persons. In the absence of knowing willful misconduct, Escrow Agent will not be liable for any action taken or omitted by it in connection with the matters contemplated hereunder or the performance of any duties in its capacity as the Escrow Agent. Escrow Agent will be under no obligation whatsoever to institute or defend any action, suit or legal proceeding in connection with the Escrow Account or this Agreement.

            (e) Escrow Agent will not be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to the identity, authority, or rights of any person executing the same.

            (f) Should Escrow Agent during the term of this Agreement receive or become aware of any conflicting demand or claim with respect to the Escrow Amount or any portion thereof or the rights of any of the parties hereto, or any money deposited herein or affected hereby, Escrow Agent will have the right to discontinue all further acts on its part until such conflict is resolved to its and the parties' satisfaction.

                                                   Initial_____     Initial_____

      7.3 Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

      7.4 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Company or Purchaser, without the prior written consent of each other party.

      7.5 Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of laws thereof.

      7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      7.8 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by email or sent by registered or certified mail, return receipt requested, postage prepaid:

            (a)   if to Purchaser:

                  Mongsource USA, LLC
                  7377 E. Doubletree Ranch Road
                  Suite 295
                  Scottsdale, AZ 85258
                  Dir: (480)368-1829
                  Cell: (602)418-8818
                  Int'l: +86-13501738666
                  philip@mongsource.com
                  Attn: Philip Liu, President

            (b)   if to Company:

                  Mobile Nation, Inc.
                  8463 W. Lake Mead Blvd.
                  Las Vegas, NV  89123
                  (702) 354-1358
                  (703) 629-3409
                  cwg@corsair2.com
                  Attn: C.W. Gilluly, President

      7.9 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

      7.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                                                   Initial_____     Initial_____

      IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the date first written above.



                                        MONGSOURCE USA, LLC


                                        By: /s/ Philip Liu
                                           -------------------------------------
                                           Name: Philip Liu
                                           Title: President



                                        MOBILE NATION, INC.


                                        By: /s/ C.W. Gilluly
                                           -------------------------------------
                                           Name: C.W. Gilluly
                                           Title: President



                                        DIRECTORS AND OFFICERS OF MOBILE NATION


                                        /s/ C.W. Gilluly
                                        ----------------------------------------
                                        Name: C.W. Gilluly
                                        President, Chief Executive Officer, and
                                          Director


                                        /s/ Chancey White
                                        ----------------------------------------
                                        Name: Chancey White
                                        Secretary and Treasurer, Director

                         SCHEDULE 1.4 NAMED SHAREHOLDERS


                                                # SHARES
                                                --------
MONGSOURCE USA, LLC                             19,426,500

                            SCHEDULE 2.7 LIABILITIES


Mobile Nation Liabilities

Current liabilities as of the March 31, 2008 Audit:

Accrued interest payable, a related party             24,814
Note payables, directors                              40,000
Notes payable, AFG, a related party                   55,000
Convertible note payable, AFG a related party         75,000

Total current liabilities                            194,814